As filed with the Securities and Exchange Commission on December 26, 2017

Registration No. 333-191106

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Post-Effective Amendment No. 13
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
Hines Global Income Trust, Inc.
(Exact name of registrant as specified in governing instruments)
__________________________________

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121	Sherri W. Schugart 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121
(Address, including zip code, and telephone number, including, area code, of principal executive offices)	(Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________________
With copies to:
Alice L. Connaughton, Esq.
Greenberg Traurig, LLP
2101 L Street, NW
Washington, DC 20037
(202) 331-3100
_________________________________
Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	(Do not check if a smaller reporting company)
Smaller reporting company ☑		Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 13 to the Registration Statement on Form S-11 (Registration No. 333-191106) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Deregistration of Securities

In accordance with the undertaking of Hines Global Income Trust, Inc. (formerly known as Hines Global REIT II, Inc.) (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-191106) declared effective on August 20, 2014 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 13 to the Registration Statement to terminate the registration and deregister $158,236 in unsold shares of its common stock (the “Remaining Shares”). Pursuant to this Registration Statement, the Company registered $2,500,000,000 in shares of its common stock, including $500,000,000 in distribution reinvestment plan shares and sold $405,841,764 in shares of its common stock, including $16,215,276 in distribution reinvestment plan shares. In addition, the Company carried forward $2,094,000,000 of unsold shares of common stock to its registration statement on Form S-11 (File No. 333-220046) for its second public offering of common stock. By filing this Post-Effective Amendment No. 13 to the Registration Statement, the Company hereby deregisters the Remaining Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 26, 2017.
.

HINES GLOBAL INCOME TRUST, INC.
By:	/s/ Sherri W. Schugart
Sherri W. Schugart President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	December 26, 2017
Jeffrey C. Hines

/s/ Sherri W. Schugart	President and Chief Executive Officer	December 26, 2017
Sherri W. Schugart	(Principal Executive Officer)

*	Chief Financial Officer and Secretary	December 26, 2017
Ryan T. Sims	(Principal Financial Officer)

/s/ J. Shea Morgenroth	Chief Accounting Officer and Treasurer	December 26, 2017
J. Shea Morgenroth	(Principal Accounting Officer)

*	Director	December 26, 2017
Charles M. Baughn

*	Director	December 26, 2017
Humberto Cabañas

*	Director	December 26, 2017
Dougal A. Cameron

*	Director	December 26, 2017
John O. Niemann, Jr.

* Signed on behalf of the named individuals by J. Shea Morgenroth under power of attorney.